                                                                   Exhibit 99.1


                       HEALTH SYSTEMS INTERNATIONAL, INC.

21600 OXNARD STREET                                        225 NORTH MAIN STREET
WOODLAND HILLS, CALIFORNIA 91367                          PUEBLO, COLORADO 81003

       PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS -- FEBRUARY 7, 1997
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Malik M. Hasan, M.D., Jay M. Gellert and B. Curtis Westen, Esq., or any of them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as hereinafter specified, all shares of Class A Common Stock, $.001 par value, that the undersigned is entitled to vote at the Special Meeting of Stockholders of HEALTH SYSTEMS INTERNATIONAL, INC., to be held at Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367 on Friday, February 7, 1997, at 9:30 a.m., local time (the "Special Meeting").

     Please mark, date and sign this proxy and return it promptly in the accompanying business reply envelope. If you plan to attend the Special Meeting, please so indicate in the space provided on the reverse side.

     If no voting direction is given, this proxy will be voted FOR proposals 1, 2, 3 and 4. If you prefer to vote separately on each proposal, you may do so by marking the appropriate boxes on the reverse side.

             IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE.

            PLEASE MARK YOUR
    [X]     PROXY AS IN THIS
            EXAMPLE


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1. To approve and adopt the Agreement and Plan of Merger among Health                    FOR      AGAINST    ABSTAIN
   Systems International, Inc. ("HSI"), FH Acquisition Corp.  ("Merger
   Subsidiary") and Foundation Health Corporation ("FHC"), the merger of Merger
   Subsidiary with and into FHC (the "Merger") and the transactions                     [ ]        [ ]        [ ]
   contemplated thereby, including the issuance of shares of HSI Class A Common
   Stock, par value $.001 per share. THE CONSUMMATION OF THE MERGER IS
   CONDITIONED UPON APPROVAL OF PROPOSAL TWO BELOW.

2. To approve the proposal to amend and restate HSI's Certificate of
   Incorporation to (i) increase the number of authorized shares  of common
   stock of HSI to 380 million shares with 350 million shares designated as              [ ]        [ ]        [ ]
   Class A Common Stock and 30 million shares designated as Class B Common
   Stock and (ii) change the name of HSI to "Foundation Health Systems,
   Inc."

3. To vote in their discretion upon any proposed adjournment or postponement             [ ]        [ ]        [ ]
   of the Special Meeting.

4. To vote in their discretion upon such other matters as may properly come              [ ]        [ ]        [ ]
   before the Special Meeting.

                                                                    MARK HERE FOR        [ ]     MARK HERE     [ ]
                                                                    ADDRESS CHANGE                IF YOU
                                                                    AND NOTE AT                    PLAN
                                                                    LOWER LEFT                   TO ATTEND
                                                                                                    THE
                                                                                                  MEETING

                                              The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on February 7, 1997 and the related Joint
                                              Proxy Statement/Prospectus.

                                              Please sign below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.

Stockholder  _____________________________ Dated _______   Signature(s)  _______________________________ Dated _______